UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A (Rule 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
PDS GAMING CORPORATION
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Urgent, Your Vote is Important

September 15, 2004

Dear Shareholder:

        Proxy materials relating to the September 23, 2004 Special Meeting of shareholders were previously mailed to you. Our latest records indicate that we have not yet received your signed proxy card, or telephonic or electronic vote.

        Your vote is important. With the Special Meeting now only a short time away, please act today to be sure your shares are voted in accordance with your wishes. You can vote by telephone, internet or mail. We suggest voting by telephone or internet to ensure your vote is received before the meeting date. For your convenience, a duplicate proxy card and return envelope are enclosed, along with telephone and internet voting instructions.

        If you already have voted, we thank you. If you have not voted, we encourage you to do so without delay. Your vote is valued regardless of the number of shares you own. In the event that two proxies are received from you, the one bearing the latest date will be counted, as it automatically revokes all prior proxies.

        If you have any questions about the Special Meeting, please contact:

  Integrated Corporate Relations, Inc.
  450 Post Road East
  Westport, Connecticut 06880
  Telephone: (203) 682-8200
  Attention: Don Duffy
  dduffy@icrinc.com

        Thank you for voting!

Sincerely,

Johan P. Finley
Chairman